Third Quarter 2024 Earnings Supplement Claros Mortgage Trust, Inc. (CMTG) November 7, 2024 The properties above are not representative of all transactions. The information provided herein is as of September 30, 2024 unless otherwise noted.

Third Quarter 2024 Highlights $6.3 billion Loan Portfolio 3 $2.1 billion Equity Book Value $116 million Total Liquidity 1 2.4x Net Debt / Equity Ratio 5 8.4% Weighted Average All-In Yield 2 98% Floating Rate Loans 3 98% Senior Loans 3,14 71.6% Weighted Average Portfolio Adjusted LTV 4 See Endnotes in the Appendix.

Financial GAAP net loss of $56.2 million, or $0.40 per share; distributable loss of $24.6 million, or $0.17 per share; and distributable earnings prior to realized losses of $31.0 million, or $0.22 per share 6 Book value of $14.83 per share; general CECL reserve of $0.89 per share and specific CECL reserve of $0.79 per share REO investments contributed $0.01 per share to distributable earnings for the quarter Loan Portfolio 3,7 $6.3 billion loan portfolio of which 98% are floating-rate and 98% are senior loans 14 During the quarter: Received loan repayments of $374 million; including the full repayment of four loans with $354 million of UPB Acquired a $100 million senior loan in connection with a full loan repayment Funded $86 million on existing loan commitments Reclassified three loans to held-for-sale; UPB of $356 million (prior to charge-offs) and unfunded commitments of $36 million Loans with a risk rating of 4 or higher increased to 37% of the loan portfolio as of September 30, 2024, compared to 35% at June 30, 2024 3 Driven by downgrade of two loans with same sponsor from risk rated 3 to risk rated 4 CECL reserve stands at 3.7% of UPB at September 30, 2024, comprised of (i) specific reserves of 21.4% on 5 rated loans and (ii) general reserve of 2.1% (3.7% on 4 rated loans and 1.4% on 3 rated loans). Liquidity and Capitalization At September 30, 2024: Total liquidity of $116 million, including of $114 million of cash 1 Unencumbered loan assets totaled $459 million (including $213 million classified as held-for-sale) Unencumbered REO with a carrying value of $145 million Warehouse financing capacity totaled $4.9 billion across five counterparties; $3.5 billion outstanding at September 30, 2024 Net debt / equity ratio of 2.4x and total leverage ratio of 2.8x as of September 30, 2024 5,8 Third Quarter 2024 Highlights (cont’d) See Endnotes in the Appendix.

Loan Portfolio Overview Key Portfolio Metrics 7,b September 30, 2024 June 30, 2024 Loan Portfolio 3 $6.3Bn $6.8Bn Total Loan Commitments 10 $7.0Bn $7.7Bn Number of Loans 57 62 Adjusted LTV 4 71.6% 69.3% Average Commitment Size ~$120MM ~$120MM Weighted Average All-In Yield 2 8.4% 9.0% Floating Rate Loans 3 98% 98% Senior Loans 3,14 98% 98% a At September 30, 2024, mixed-use comprises of 3% office, 3% multifamily, 1% retail, 1% hospitality, and immaterial amounts of for sale condo. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances. b. Excludes loans held-for-sale. Collateral Diversification 3,7 Geographical Diversification 3,7

$ amounts in millions       Region Exposure by Carrying Value and as a % of Total Carrying Value Collateral Type Number of Loans Carrying Value 3 % of Total Carrying Value West Northeast Mid Atlantic Southeast Southwest Midwest Other Multifamily 20 2,615 42% $1,163 / 19% $390 / 6% $266 / 4% - $510 / 8% $286 / 5% - Hospitality 8 1,231 20% $617 / 10% $330 / 5% - $285 / 5% - - - Office 8 853 14% $257 / 4% $150 / 2% - $233 / 4% $88 / 1% $125 / 2% - Mixed-use a 4 537 8% - $120 / 2% $314 / 5% $103 / 2% - - - Land 5 489 8% - $368 / 6% $120 / 2% - - - - For Sale Condo 1 5 0% - $5 / 0% - - - - - Other 11 530 8% - $225 / 4% $89 / 1% $102 / 2% - $75 / 1% $40 / 1% Total 57 6,260 100% $2,037 / 33% $1,588 / 25% $789 / 12% $723 / 11% $598 / 10% $485 / 8% $40 / 1% Loan Portfolio Overview (cont’d) Totals may not foot due to rounding. At September 30, 2024, mixed-use comprises of 3% office, 3% multifamily, 1% retail, 1% hospitality, and immaterial amounts of for sale condo Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.

As of September 30, 2024 As of November 5, 2024 Liquidity Overview & Unfunded Commitments a. Reflects payment of dividend of $14 million which was paid on October 15, 2024. As of November 6, 2024, we plan to use $36.6 million of our cash and cash equivalents to make deleveraging payments to one of our financing counterparties in the near term. b. As of September 30, 2024, we had unfunded commitments of $584 million and $361 million of in-place or expected financing, excluding $2 million of approved and undrawn credit capacity, resulting in net unfunded commitments of $223 million. c. Not expected to fund is comprised of unfunded commitments relating to loans on non-accrual status, loans in maturity default, loans risk rated 5 and/or delinquent loans. Cash and cash equivalents Approved and Undrawn Credit Capacity Total Available Liquidity 1 a Available Liquidity at September 30, 2024 and November 5, 2024 ($ in millions) Unfunded Commitments and Source of Funds b ($ in millions) b In-Place Financings Not Expected to Fundc Equity Required

Financial Overview a. See page 7 for book value bridge. Key Financial Metrics 3Q-2024 2Q-2024 1Q-2024 YTD 2024 GAAP Net Loss ($MM) Per Share $(56.2) $(0.40) $(11.6) $(0.09) $(52.8) $(0.39) $(120.6) $(0.88) Distributable Earnings (Loss) ($MM) 6 Per Share $(24.6) $(0.17) $28.9 $0.20 $(16.8) $(0.12) $(12.5) $(0.09) Distributable Earnings prior to realized losses ($MM) 6 Per Share $31.0 $0.22 $30.4 $0.21 $27.7 $0.20 $89.2 $0.63 Dividends ($MM) Per Share $14.2 $0.10 $35.5 $0.25 $35.6 $0.25 $85.4 $0.60 Book Value ($MM) Per Share Adjusted Book Value per Share a $2,104.0 $14.83 $15.96 $2,171.4 $15.27 $16.44 $2,215.9 $15.55 $16.47 Net Debt / Equity Ratio 5 Total Leverage Ratio 8 2.4x 2.8x 2.4x 2.8x 2.4x 2.8x GAAP net loss of $56.2 million, or $0.40 per share; distributable loss of $24.6 million, or $0.17 per share; and distributable earnings prior to realized losses of $31.0 million, or $0.22 per share 6 Paid a cash dividend of $0.10 per share for the third quarter of 2024

Book Value per Share Roll-Forward Totals may not foot due to rounding. $17.03 Adjusted BV per Share $15.96 Adjusted BV per Share Book Value per Share Book Value at 12/31/2023 Distributable Earnings (excl. realized losses) Realized Losses and Non-Cash Items Cash Dividend RSUs and Other Book Value at 9/30/2024

Real Estate Owned In Q1 2021, we acquired legal title to a portfolio of seven limited service hotels located in New York, NY Underlying asset performance continues to be strong, exceeding pre-COVID levels Hospitality Portfolio Acquisition Date February 2021 Location New York, NY Keys 1,087 Gross Cost $419 million Net Cost a $389 million Debt Outstanding $280 million Net Equity b $139 million In Q2 2023, we acquired legal title to a mixed-use property located in New York, NY The mixed-use property contains office, retail and signage components Mixed-Use Acquisition Date June 2023 Location New York, NY NSF 142K (Office) + 33K (Retail) Gross Cost $148 million Net Cost a $145 million Debt Outstanding - Net Equity b $148 million Image not representative of all hotels in portfolio. Net of accumulated depreciation and amortization. Excludes impact of accumulated depreciation and amortization.

Loan Portfolio Activity and Loan Maturity ($543) Net Change in UPB UPB at June 30, 2024 Fundings Repayments UPB at September 30, 2024 Total Commitments $6,969 Total Commitments $7,677 Q3 2024 – Loan Activity Totals may not foot due to rounding. a. Excludes $538 million of loans in maturity default as of September 30, 2024. Loan Maturity Schedule 11,a Received $374 million in loan repayments and reclassified $356 million in loans to held-for-sale Acquired a $100 million senior loan in connection with a full loan repayment Funded $86 million on existing loan commitments Net decrease in unpaid principal balance of $543 million on loans held-for-investment Average loan commitment of ~$120 million 85% of loan UPBs with final maturities in 2026 or later 11,a

During the quarter, we repaid $438 million in financings; net of advances, this resulted in a decrease in financing UPB of $197 million Stable leverage ratio levels; unchanged since Q4 2023 Financing Activity and Leverage $(197) Net Change in UPB Leverage Ratios 5,8 Q3 2024 – Financing Activity UPB at June 30, 2024 Advances Repayments UPB at September 30, 2024 Totals may not foot due to rounding.

Financing Mix Total financing capacity of $6.7 billion decreased from $7.1 billion at June 30, 2024; undrawn capacity of $1.6 billion decreased from $1.7 billion at June 30, 2024 12 Summary of Outstanding Financing $ amounts in millions Capacity UPB at September 30, 2024 Weighted Average Spread 13 Repurchase agreements and term participation facility $5,369 $3,836 2.73% Asset Specific Financing $381 $307 3.77% Secured Term Loan $720 $720 4.50% Debt Related to REO $280 $280 2.90% Total as of 3Q-2024 $6,749 $5,143 3.05% Financing Balances and weighted average spreads Financing Composition and Mark-to-Market % Mark-to-Market At September 30, 2024, of $3.5 billion UPB under repurchase agreements, $2.4 billion relates to facilities with credit and limited capital markets mark-to-market provisions and $1.1 billion relates to facilities with credit only mark-to-market provisions

Appendix A The properties above are not representative of all transactions.

Watchlist Loans

CMTG CLAROS MORTGAGE TRUST

CMTG Watchlist Loan Summary as of September 30, 2024 *($ amounts in millions)*

Investment	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Basis (Commitment / CV) [a]	Risk Rating
Investment 13	$120.1	$152.3	$152.3	Jan-18	Land	VA	$159/SF	5
Investment 25	$91.2	$111.5	$123.9	Feb-20	Office	CA	$564/SF	5
Investment 30	$79.4	$96.5	$100.8	Jan-22	Multifamily	NV	$211,170/Unit	5
Investment 41	$40.2	$69.5	$82.8	Aug-21	Office	GA	$115/SF	5
Investment 46	$42.8	$50.2	$53.3	Mar-22	Multifamily	AZ	$207,767/Unit	5
Investment 48	$33.4	$39.3	$44.8	Feb-22	Multifamily	TX	$90,270/Unit	5
Investment 56	$1.7	$1.7	$1.7	Jul-19	Other	Other	n/a	5
Investment 57	$0.0	$0.9	$0.9	Aug-18	Other	NY	n/a	5
Investment 1	$401.3	$402.3	$405.0	Dec-21	Multifamily	CA	$1,626,506/Unit	4
Investment 7	$193.2	$193.2	$319.9	Sep-19	Office	GA	$294/SF	4
Investment 11	$169.9	$170.0	$170.0	Jan-22	Multifamily	CO	$373,626/Unit	4
Investment 12	$154.5	$155.0	$160.0	Sep-22	Multifamily	AZ	$484,848/Unit	4
Investment 14	$150.0	$150.0	$150.0	Feb-19	Office	CT	$190/SF	4
Investment 16	$135.8	$136.4	$151.7	Apr-22	Multifamily	TX	$146,285/Unit	4
Investment 23	$118.7	$119.1	$122.0	Mar-22	Multifamily	TX	$219,820/Unit	4
Investment 31	$95.8	$96.2	$98.0	Aug-21	Office	CA	$327/SF	4
Investment 33	$87.8	$87.8	$87.8	Mar-20	Office	TX	$134/SF	4
Investment 34	$88.2	$87.7	$87.7	Dec-18	Land	NY	$235/SF	4
Investment 35	$78.6	$78.6	$78.6	Jul-18	Hospitality	CA	$191,590/Key	4
Investment 36	$78.5	$78.5	$115.3	Aug-22	Hospitality	NY	$173,972/Key	4
Investment 39	$74.2	$74.4	$83.9	Dec-21	Multifamily	TX	$129,078/Unit	4
Investment 42	$67.0	$67.0	$67.0	Jul-19	Land	NY	$93/SF	4
Investment 53	$24.8	$24.9	$28.5	Feb-22	Multifamily	TX	$122,754/Unit	4

a. Loan Basis is based on Carrying Value for loans with a Risk Rating of 5; Loan Basis for loans with a Risk Rating of 4 is based on whole loan commitment value.

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2024 EARNINGS SUPPLEMENT

PAGE 13

Portfolio Details

CMTG | CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of September 30, 2024 *($ amounts in millions)*

Investment	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 1	401.3	402.3	405.0	Dec-21	Multifamily	CA	Senior	N	4
Investment 2	390.0	390.0	390.0	Nov-19	Multifamily	NY	Senior	N	3
Investment 3	251.3	250.0	250.0	Jul-18	Hospitality	NY	Senior	N	3
Investment 4	225.1	225.0	225.0	Jul-21	Hospitality	GA	Senior	N	3
Investment 5	223.5	224.0	227.0	Jun-22	Hospitality	CA	Senior	N	3
Investment 6	213.4	213.8	235.0	Aug-22	Hospitality	CA	Senior	N	3
Investment 7	193.2	193.2	319.9	Sep-19	Office	GA	Senior	N	4
Investment 8	187.4	187.4	191.9	Oct-19	Mixed-Use	DC	Senior	N	3
Investment 9	183.4	183.0	183.0	Sep-18	Land	NY	Senior	N	3
Investment 10	171.8	172.1	193.4	Apr-22	Multifamily	MI	Senior	N	3
Investment 11	169.9	170.0	170.0	Jan-22	Multifamily	CO	Senior	N	4
Investment 12	154.5	155.0	160.0	Sep-22	Multifamily	AZ	Senior	N	4
Investment 13	120.1	152.3	152.3	Jan-18	Land	VA	Senior	N	5
Investment 14	150.0	150.0	150.0	Feb-19	Office	CT	Senior	N	4
Investment 15	136.4	136.5	136.5	Dec-21	Multifamily	PA	Senior	N	3
Investment 16	135.8	136.4	151.7	Apr-22	Multifamily	TX	Senior	N	4
Investment 17	129.8	131.3	176.3	Sep-22	Multifamily	UT	Senior	Y	3
Investment 18	129.9	130.0	130.0	Dec-21	Multifamily	VA	Senior	N	3
Investment 19	126.2	127.7	173.6	May-22	Mixed-Use	VA	Senior	Y	3
Investment 20	124.9	125.0	125.0	Dec-21	Office	IL	Subordinate	N	3

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2024 EARNINGS SUPPLEMENT PAGE 14

Portfolio Details

CMTG Portfolio Details by Unpaid Principal Balance as of September 30, 2024 *($ amounts in millions)*

Investment	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 21	122.9	123.3	127.3	Jun-22	Multifamily	TX	Senior	N	3
Investment 22	120.3	120.3	122.1	Apr-19	Mixed-Use	NY	Senior	N	3
Investment 23	118.7	119.1	122.0	Mar-22	Multifamily	TX	Senior	N	4
Investment 24	113.8	113.5	113.5	Jul-21	Multifamily	IL	Senior	N	3
Investment 25	91.2	111.5	123.9	Feb-20	Office	CA	Senior	N	5
Investment 26	102.9	103.0	103.0	Dec-21	Mixed-Use	TN	Senior	N	3
Investment 27	101.2	101.1	101.1	Mar-23	Hospitality	CA	Senior	N	3
Investment 28	98.3	100.4	104.5	Jul-24	Other	NJ	Senior	N	3
Investment 29	96.6	96.9	140.0	Nov-22	Other	MA	Senior	Y	3
Investment 30	79.4	96.5	100.8	Jan-22	Multifamily	NV	Senior	N	5
Investment 31	95.8	96.2	98.0	Aug-21	Office	CA	Senior	N	4
Investment 32	88.6	89.5	130.5	Jan-22	Other	PA	Senior	N	3
Investment 33	87.8	87.8	87.8	Mar-20	Office	TX	Senior	N	4
Investment 34	88.2	87.7	87.7	Dec-18	Land	NY	Senior	N	4
Investment 35	78.6	78.6	78.6	Jul-18	Hospitality	CA	Senior	N	4
Investment 36 [a]	78.5	78.5	115.3	Aug-22	Hospitality	NY	Senior	Y	4
Investment 37	75.5	75.5	76.0	Jul-22	Multifamily	UT	Senior	N	3
Investment 38	74.9	75.0	79.6	Jun-21	Other	MI	Senior	N	3
Investment 39	74.2	74.4	83.9	Dec-21	Multifamily	TX	Senior	N	4
Investment 40	70.3	70.9	90.0	Feb-22	Office	WA	Senior	N	3

a. Comprised of loans backed by the same property.

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2024 EARNINGS SUPPLEMENT PAGE 15

Portfolio Details

CLAROS MORTGAGE TRUST

CMTG Portfolio Details by Unpaid Principal Balance as of September 30, 2024 *($ amounts in millions)*

Investment	Carrying Value [3]	Unpaid Principal Balance	Loan Commitment [10]	Origination Date	Property Type	Location	Loan Type	Construction	Risk Rating
Investment 41	40.2	69.5	82.8	Aug-21	Office	GA	Senior	N	5
Investment 42	67.0	67.0	67.0	Jul-19	Land	NY	Senior	N	4
Investment 43	60.0	60.1	60.3	Nov-21	Multifamily	NV	Senior	N	3
Investment 44	59.5	59.8	73.7	Jan-22	Hospitality	TN	Senior	N	3
Investment 45	50.3	51.3	112.1	Dec-22	Multifamily	WA	Senior	Y	3
Investment 46	42.8	50.2	53.3	Mar-22	Multifamily	AZ	Senior	N	5
Investment 47	49.0	49.3	54.0	Feb-22	Other	GA	Senior	Y	3
Investment 48	33.4	39.3	44.8	Feb-22	Multifamily	TX	Senior	N	5
Investment 49	38.3	38.3	38.3	Apr-19	Other	NY	Senior	N	3
Investment 50	30.0	30.0	30.0	Apr-19	Other	NY	Senior	N	3
Investment 51	29.9	30.0	30.0	Apr-19	Land	MA	Senior	N	3
Investment 52	29.8	29.9	32.1	Feb-22	Other	FL	Senior	Y	3
Investment 53	24.8	24.9	28.5	Feb-22	Multifamily	TX	Senior	N	4
Investment 54	23.1	23.3	24.2	Apr-22	Other	GA	Senior	Y	3
Investment 55	4.9	4.7	4.7	Aug-19	Other	NY	Senior	N	3
Investment 56	1.7	1.7	1.7	Jul-19	Other	Other	Senior	N	5
Investment 57	0.0	0.9	0.9	Aug-18	Other	NY	Subordinate	N	5
Total / Wtd. Average [9]	**$6,260.5**	**$6,384.9**	**$6,969.1**					**12%**	
Investment in unconsolidated joint venture [a]	$42.4								
Real Estate Owned – Hospitality, net	389.0								
Real Estate Owned – Mixed-Use, net [b]	144.7								
Portfolio Total	**$6,836.6**								

a. Comprised of loans backed by the same property.
b. Total carrying value includes acquired lease intangibles, net of accumulated depreciation and amortization.

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2024 EARNINGS SUPPLEMENT PAGE 16

($ amounts in thousands) September 30, 2024 March 31, 2022   June 30, 2024 March 31, 2022 Assets       Cash and cash equivalents $ 113,920 $ 148,212 Restricted cash 30,466 21,185 Loans receivable held-for-investment 6,372,017 6,913,273 Less: current expected credit loss reserve (229,268) (203,756) Loans receivable held-for-investment, net 6,142,749 6,709,517 Loans receivable held-for-sale 324,188 - Equity method investment 42,360 42,397 Real estate owned, net 516,426 518,719 Other assets 137,964 144,547 Total assets $ 7,308,073 $ 7,584,577   Liabilities and Equity Repurchase agreements $ 3,451,001 $ 3,620,694 Term participation facility 385,491 370,193 Loan participations sold, net - 100,759 Notes payable, net 304,058 244,018 Secured term loan, net 710,477 711,177 Debt related to real estate owned, net 279,650 278,600 Other liabilities 41,157 43,182 Dividends payable 14,190 35,541 Management fee payable – affiliate 18,090 9,011 Total liabilities $ 5,204,114 $ 5,413,175     Equity   Common stock 1,394 1,390 Additional paid-in capital 2,735,189   2,732,228 Accumulated deficit (632,624) (562,216) Total equity 2,103,959 2,171,402 Total liabilities and equity $ 7,308,073 $ 7,584,577 Consolidated Balance Sheets September 30, 2024 and June 30, 2024 Source: CMTG financials.

Consolidated Statements of Operations For the Three Months Ended September 30, 2024 and June 30, 2024 Source: CMTG financials. Three Months Ended Three Months Ended Three Months Ended Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) March 31, 2022 September 30, 2024 March 31, 2022 June 30, 2024 March 31, 2022 Revenue Interest and related income $ 152,870 $ 155,131 Less: interest and related expense 111,096 113,225 Net interest income 41,774 41,906 Revenue from real estate owned 23,103 22,581 Total net revenue 64,877 64,487 Expenses Management fees – affiliate 9,079 9,011 General and administrative expenses 3,645 4,845 Stock-based compensation expense 4,972 3,999 Real estate owned: Operating expenses 14,727 13,859 Interest expense 6,900 6,869 Depreciation and amortization 2,628 2,623 Total expenses 41,951 41,206 Proceeds from interest rate cap 198 228 Unrealized loss on interest rate cap (287) (94) Loss from equity method investment (37) (42) Loss on extinguishment of debt (262) (999) Provision for current expected credit loss reserve (78,756) (33,928) Net loss $ (56,218) $ (11,554) Net loss per share of common stock Basic and diluted $ (0.40) $ (0.09) Weighted-average shares of common stock outstanding Basic and diluted 139,561,491 139,078,117

Reconciliation of GAAP Net Income (Loss) to Distributable Earnings (Loss)

CMTG CLAROS MORTGAGE TRUST

Distributable Earnings (Loss) Reconciliation	Q3 2024	Q2 2024	Q1 2024	YTD 2024 [a]
Net income (loss) attributable to common stock:	**($56,218)**	**($11,554)**	**($52,795)**	**($120,567)**
Adjustments:				
Non-cash stock-based compensation expense	4,972	3,999	4,353	13,324
Provision for current expected credit loss reserve	78,756	33,928	69,960	182,644
Depreciation and amortization expense	2,628	2,623	2,599	7,850
Amortization of above and below market lease values, net	354	354	354	1,062
Unrealized loss on interest rate cap	287	94	998	1,379
Loss on extinguishment of debt	262	999	2,244	3,505
Distributable Earnings prior to realized losses	**$31,041**	**$30,443**	**$27,713**	**$89,197**
Loss on extinguishment of debt	(262)	(999)	(2,244)	(3,505)
Principal charge-offs [b]	(55,352)	(561)	(42,266)	(98,179)
Distributable Earnings (Loss)	**($24,573)**	**$28,883**	**($16,797)**	**($12,487)**
Weighted average diluted shares - Distributable Earnings (Loss)	142,021,469	142,276,031	141,403,825	141,900,884
Diluted Distributable Earnings per share prior to realized losses	**$0.22**	**$0.21**	**$0.20**	**$0.63**
Diluted Distributable Earnings (Loss) per share	**($0.17)**	**$0.20**	**($0.12)**	**($0.09)**

a. Totals may not foot or cross-foot due to rounding

b. For the three months ended September 30, 2024, amount includes a $23.2 million charge-off of accrued interest receivable related to the reclassification of a for sale condo loan to held-for-sale.

Refer to page 21 for definition of Distributable Earnings

CLAROS MORTGAGE TRUST, INC. THIRD QUARTER 2024 EARNINGS SUPPLEMENT PAGE 19

Book Value per share Reconciliation Q3 2024 Q2 2024 Q1 2024 Q4 2023 ($ in 000’s except for per share data) Equity $2,103,959 $2,171,402 $2,215,883 $2,299,900 Number of shares of common stock outstanding and RSUs 141,903,667 142,164,611 142,486,624 141,313,339 Book Value per share a $14.83 $15.27 $15.55 $16.28 Add back: accumulated depreciation on real estate owned and accumulated amortization of related lease intangibles 0.24 0.22 0.20 0.18 Add back: general CECL reserve 0.89 0.95 0.72 0.57 Adjusted Book Value per share $15.96 $16.44 $16.47 $17.03 Net Debt-to-Equity and Total Leverage Reconciliation Q3 2024 Q2 2024 Q1 2024 Q4 2023 Asset-specific debt $4,420,200 $4,614,264 $4,738,856 $4,964,874 Secured term loan, net 710,477 711,177 711,876 712,576 Total debt 5,130,677 5,325,441 5,450,732 5,677,450 Less: cash and cash equivalents (113,920) (148,212) (232,514) (187,301) Net Debt $5,016,757 $5,177,229 $5,218,218 $5,490,149 Total Equity $2,103,959 $2,171,402 $2,215,883 $2,229,900 Net Debt-to-Equity Ratio 2.4x 2.4x 2.4x 2.4x Non-consolidated senior loans 830,000 887,300 887,300 887,300 Total Leverage $5,846,757 $6,064,529 $6,105,518 $6,377,449 Total Leverage Ratio 2.8x 2.8x 2.8x 2.8x Adjusted Book Value per share, Net Debt-to-Equity and Total Leverage Calculations a. Calculated as (i) total equity divided by (ii) number of shares of common stock outstanding and RSUs at period end.

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements. No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person. Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes charge-offs of principal and/or accrued interest receivable, as the Company believes this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager. The Company believes that Net Debt / Equity Ratio and Total Leverage Ratio provide meaningful information to consider in addition to the Company’s total liabilities and balance sheets. Net Debt / Equity Ratio and Total Leverage Ratio are used to evaluate the Company’s financial leverage. The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal and/or accrued interest receivable are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when the Company acquires title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. Determinations of Loan-to-Value / Loan-to-Cost Adjusted LTV represents “loan-to-value” or “loan-to-cost” upon origination and updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. LTV determined upon origination is calculated as our total loan commitment upon origination, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case as we deem appropriate for the relevant loan and other loans with similar characteristics. Adjusted LTV, origination LTV, underwritten values, and/or project costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of the most recent determination of LTV and/or origination. Weighted average adjusted LTV is based on loan commitment, including non-consolidated senior interests and pari passu interests, and includes risk rated 5 loans. Loans with specific CECL reserves are reflected as 100% LTV.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition and results of operations could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; the timing of cash flows, if any, from our investments; the state of the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government policies; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with covenants under our financing arrangements; current and prospective financing costs and advance rates for our target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest and our borrowers operate in; the impact of a protracted decline in the liquidity of capital markets on our business; the state of the regional, national, and global banking systems; the uncertainty surrounding the strength of the national and global economies; the return on or impact of current and future investments, including our loan portfolio and real estate owned investments; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the market value of our investments; effects of hedging instruments on our target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our target assets and related impairment charges, including as it relates to our real estate owned investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof); our ability to maintain our qualification as a real estate investment trust; our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended; availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East and North Africa more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on beliefs, assumptions, and expectations about future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known. If a change occurs, CMTG’s business, financial condition, liquidity, and results of operations may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes Total Liquidity includes cash and approved and undrawn credit capacity based on existing collateral. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of September 30, 2024. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%. Based on carrying value net of specific CECL reserves; excludes loans held-for-sale if applicable. See Important Notices beginning on page 21 for additional information on this metric. Net Debt / Equity Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our 10-Ks and Item 2 (MD&A) of our 10-Qs. Refer to page 19 for a reconciliation of net income (loss) to distributable earnings (loss) and distributable earnings prior to realized gains and losses. Excludes our real estate owned (REO) investments, unless otherwise noted. Total Leverage Ratio is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. For further information, please refer to Item 7 (MD&A) of our 10-Ks and Item 2 (MD&A) of our 10-Qs. Based on total loan commitments. Loan commitment represents principal outstanding plus remaining unfunded loan commitments. Fully extended maturity assumes all extension options are exercised by the borrower upon satisfaction of the applicable conditions. Subject to approval of financing counterparty as well as pledging of additional unencumbered assets. Weighted average spreads exclude SOFR floors. Senior loans include senior mortgages and similar credit quality loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans.